USA TODAY Co. Announces Second Quarter Results & Reiterates Business Outlook

NEW YORK, NY — August 6, 2026 — USA TODAY Co., Inc. ("USA TODAY Co.", "we", "us", "our", or the "Company") (NYSE: TDAY) today reported its financial results for the second quarter ended June 30, 2026.

"The second quarter reflected continued progress against our long-term strategy and reinforced our confidence in reaffirming our full-year outlook. We reduced operating expenses by approximately 8% year-over-year, generated approximately $20 million of free cash flow, an increase of approximately 11% year-over-year, and delivered positive net income for the second consecutive quarter," said Michael Reed, Chairman and Chief Executive Officer.

"Our Digital-only subscription and Digital other businesses continued to build momentum and remain important drivers of our long-term growth. Digital-only subscription revenues grew year-over-year for the second consecutive quarter, while digital-only ARPU reached another record high. Digital other revenues also grew year-over-year, and we expect this revenue stream to continue expanding throughout the year as we broaden our portfolio of content licensing partners and further grow our commerce opportunities."

"Consumer discovery continues to evolve beyond traditional search, and we have been preparing for that shift by expanding our reach across social, video and newsletters while strengthening our first-party audience capabilities. Combined with investments in technologies like Palantir, these initiatives are helping us better understand and monetize our audience while building a more diversified and resilient business."

"While quarterly results may fluctuate as we execute our strategy, our long-term business plan remains intact and supports our confidence in reaffirming our full-year outlook. Across the business we continue to see meaningful progress, and we believe are getting close to crossing that revenue inflection point. We believe we are building a strong operating foundation on a large and engaged audience, from which data and signals will drive greatly improved monetization as we leverage that intelligence."

"We are confident in the steps we are taking to position the Company for sustainable long-term revenue growth combined with free cash flow growth and margin expansion, leading to long-term value creation for shareholders."

Second Quarter 2026 Financial Highlights:
•Total revenues of $536.3 million decreased 8.3% year-over-year and decreased 6.1% on a same-store basis(1)
•Total digital revenues of $254.3 million, or 47.4% of total revenues
•Net income attributable to USA TODAY Co. of $9.1 million, reflecting the second consecutive quarter of positive net income
•Total Adjusted EBITDA(1) of $56.9 million
•Cash provided by operating activities of $35.4 million
•Free cash flow(1) of $19.6 million

Second Quarter 2026 Digital Highlights:
•158 million average monthly unique visitors(2)
•Digital advertising revenues of $79.8 million
•Digital-only subscription revenues of $45.6 million, representing the second consecutive quarter of year-over-year growth
•LocaliQ segment core platform revenues(3) of $106.3 million
(1) Total Adjusted EBITDA, Segment Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 158 million average monthly unique visitors in the second quarter of 2026 with approximately 107 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2026 Comscore, Media Metrix (June 2026), Desktop + Mobile) and approximately 51 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).
(3) See "Key Performance Indicators" ("KPI") below for information about our use of KPIs.

◦Key metrics improved sequentially including core platform revenues(3), Segment Adjusted EBITDA(1), core platform average revenue per user(3) and core platform average customer count(3)

Second Quarter 2026 Capital Structure Highlights:
•Cash and cash equivalents of $86.7 million as of June 30, 2026
•Total debt principal outstanding at June 30, 2026 was $970.5 million, including $722.7 million in first lien debt
•First lien net leverage(4) was 2.3x, a decrease of 14% year-over-year

Business Outlook:(5)
The Company reiterates its full year 2026 outlook.
•Full Year 2026 Business Outlook(5)
◦Total revenues are expected to be flat to down in the low single digits on a same store basis(1)
▪Total digital revenues are expected to grow versus the prior year on a same store basis(1) and are expected to make up 50%+ of total revenues during 2026
◦Net income attributable to USA TODAY Co. is expected to grow versus the prior year
◦Total Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow double-digits versus the prior year
◦Free cash flow(1) is expected to grow double-digits versus the prior year

Financial Highlights:6

In thousands	Second Quarter 2026
Total revenues	$536,337
Net income attributable to USA TODAY Co.	9,125
Total Adjusted EBITDA(6)	56,886
Adjusted net income attributable to USA TODAY Co.(6)	11,026
Cash provided by operating activities	35,351
Free cash flow(6)	19,569

(4) As of June 30, 2026, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q2 2026 LTM Total Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(5) Projections are based on Company estimates as of August 6, 2026 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.
(6) Refer to "Use of Non-GAAP Information" below for the Company's definition of Total Adjusted EBITDA, Adjusted net income (loss) attributable to USA TODAY Co., and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Thursday, August 6, 2026 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of USA TODAY Co.'s website, investors.usatodayco.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "USA TODAY Co. Second Quarter Earnings Call" or access code "581209". We use our website as a channel of distribution for important Company information and we use the investors.usatodayco.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.usatodayco.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, August 20, 2026 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "53737". A transcript of our earnings call held today also will be posted to the investors.usatodayco.com website.

About USA TODAY Co.

USA TODAY Co., Inc. (NYSE: TDAY) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. Our mission is to inspire, inform, and connect audiences. As a media and digital marketing solutions company we are focused on sustainable growth. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver trusted unbiased journalism when and where consumers want it. LocaliQ, our digital marketing solutions brand, supports small and medium-sized businesses with innovative digital marketing products and solutions.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2026 business outlook, statements regarding our business outlook, digital revenue and digital other revenues performance and growth, expectations regarding our cash from operating activities, free cash flows, margin expansion, revenues, net income (loss) attributable to USA TODAY Co., Total Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, sustainable growth, revenue inflection point, and audience growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our ability to protect our content, expand AI-related monetization opportunities and our pipeline of AI opportunities, growth of our AI content licensing, our expected capital expenditures, expectations regarding our assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect", "believe", "will", "can", "positioning", "initiative", "building", "opportunity", "outlook", "guidance", "optimistic", "estimate", "projection", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@usatodayco.com	lark@usatodayco.com

# # #

USA TODAY CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except number of shares and par value	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$86,657	$90,213
Accounts receivable, net of allowance for credit losses of $11,743 and $13,600 as of June 30, 2026 and December 31, 2025, respectively	221,570	223,551
Inventory	12,695	12,888
Prepaid expenses	52,903	45,959
Other current assets	29,268	16,566
Total current assets	403,093	389,177
Property, plant and equipment, net of accumulated depreciation of $375,066 and $368,358 as of June 30, 2026 and December 31, 2025, respectively	164,523	178,461
Operating lease assets	110,698	122,513
Goodwill	518,453	518,762
Intangible assets, net	307,395	337,845
Deferred tax assets	70,552	77,858
Pension and other assets	216,097	212,542
Total assets	$1,790,811	$1,837,158

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$288,020	$308,152
Deferred revenue	104,519	105,398
Current portion of long-term debt	70,741	69,315
Operating lease liabilities	29,942	33,435
Other current liabilities	4,118	1,483
Total current liabilities	497,340	517,783
Long-term debt	639,410	645,811
Convertible debt	240,043	239,112
Deferred tax liabilities	11,454	8,142
Pension and other postretirement benefit obligations	33,139	34,170
Long-term operating lease liabilities	131,870	146,421
Other long-term liabilities	84,293	91,107
Total noncurrent liabilities	1,140,209	1,164,763
Total liabilities	1,637,549	1,682,546
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 160,032,237 shares issued and 146,817,941 shares outstanding at June 30, 2026; 159,912,152 shares issued and 147,124,756 shares outstanding at December 31, 2025	1,600	1,599
Treasury stock, at cost, 13,214,296 shares and 12,787,396 shares at June 30, 2026 and December 31, 2025, respectively	(26,351)	(23,607)
Additional paid-in capital	1,263,881	1,287,821
Accumulated deficit	(1,022,781)	(1,051,797)
Accumulated other comprehensive loss	(62,604)	(58,905)
Total USA TODAY Co. stockholders' equity	153,745	155,111
Noncontrolling interests	(483)	(499)
Total equity	153,262	154,612
Total liabilities and equity	$1,790,811	$1,837,158

USA TODAY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended June 30,
In thousands, except per share amounts	2026	2025
Digital	$254,320	$265,435
Print and commercial	282,017	319,426
Total revenues	536,337	584,861
Operating costs	328,089	359,448
Selling, general and administrative expenses	154,419	164,097
Depreciation and amortization	31,219	42,644
Integration and reorganization costs	2,302	12,318
Asset impairments	—	181
Loss (gain) on sale or disposal of assets, net	294	(1,584)
Interest expense	20,944	24,395
Loss on early extinguishment of debt	—	183
Equity income in unconsolidated investees, net	(555)	(839)
Other (income) expense, net	(14,838)	(6,908)
Income (loss) before income taxes	14,463	(9,074)
Provision (benefit) for income taxes	5,322	(87,472)
Net income	9,141	78,398
Net income attributable to noncontrolling interests	16	7
Net income attributable to USA TODAY Co.	$9,125	$78,391

Income per share attributable to USA TODAY Co. - basic	$0.06	$0.54
Income per share attributable to USA TODAY Co. - diluted	$0.06	$0.52

USA TODAY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Six months ended June 30,
In thousands	2026	2025
Operating activities
Net income	$29,032	$71,065
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	62,409	85,278
Share-based compensation expense	4,572	4,961
Non-cash interest expense	2,939	3,101
Gain on sale or disposal of assets, net	(7,550)	(22,264)
Loss on early extinguishment of debt	75	1,457
Asset impairments	—	2,075
Pension and other postretirement benefit obligations	(6,977)	(6,222)
Equity income in unconsolidated investees, net	(1,207)	(1,034)
Change in other assets and liabilities, net	(28,659)	(82,554)
Cash provided by operating activities	54,634	55,863
Investing activities
Purchase of property, plant and equipment	(28,690)	(28,604)
Proceeds from sale of real estate and other assets	9,286	50,247
Proceeds from the sale of investments	—	6,161
Cash (used for) provided by investing activities	(19,404)	27,804
Financing activities
Payments of deferred financing costs	—	(966)
Borrowings of long-term debt	14,652	15,000
Repayments of long-term debt	(21,710)	(97,879)
Repurchase of convertible debt	—	(14,647)
Payment to former partner	(28,475)	—
Treasury stock	(2,744)	(3,064)
Changes in other financing activities	(5)	(607)
Cash used for financing activities	(38,282)	(102,163)
Effect of currency exchange rate change on cash	(518)	(1,520)
Decrease in cash, cash equivalents and restricted cash	(3,570)	(20,016)
Cash, cash equivalents and restricted cash at beginning of period	97,812	116,181
Cash, cash equivalents and restricted cash at end of period	$94,242	$96,165

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. We define our non-GAAP financial performance and liquidity measures as follows:

•Total Adjusted EBITDA, Segment Adjusted EBITDA and Segment Adjusted EBITDA margin are non-GAAP financial performance measures we believe offer a useful view of the overall operation of our business, and may be different than similarly-titled measures used by other companies. We define Total Adjusted EBITDA as Segment Adjusted EBITDA plus Corporate. Segment Adjusted EBITDA, as presented in the notes to our Condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2026, is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. Segment Adjusted EBITDA also does not include: (1) Income tax expense (benefit), (2) Noncontrolling interest, (3) Interest expense, (4) Gains or losses on the early extinguishment of debt, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Asset impairments, (9) Goodwill and intangible impairments, (10) Gains or losses on the sale or disposal of assets, (11) Share-based compensation expense, and (12) Other (income) expense, net. Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

•Total Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Total Adjusted EBITDA margin as Total Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to USA TODAY Co. is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to USA TODAY Co. as Net income (loss) attributable to USA TODAY Co. before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the Condensed consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Total Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted net income (loss) attributable to USA TODAY Co. using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, segment revenues, segment margin, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to USA TODAY Co. to Total Adjusted EBITDA, Net income (loss) attributable to USA TODAY Co. margin to Total Adjusted EBITDA margin, Segment revenues to Segment Adjusted EBITDA and Segment Adjusted EBITDA margin, Net income (loss) attributable to USA TODAY Co. to Adjusted net income (loss) attributable to USA TODAY Co., Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2026 business outlook included in this release includes certain non-GAAP financial performance and liquidity measures, including Same store revenues, Total Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Total Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended June 30, 2026
In thousands	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$397,724	$59,249	$106,631
Operating costs	248,705	30,075	73,654
Selling, general and administrative expenses	107,528	14,855	19,786
Equity income in unconsolidated investees, net	(555)	—	—
Segment Adjusted EBITDA	$42,046	$14,319	$13,191
Segment Adjusted EBITDA margin(1)	10.6%	24.2%	12.4%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

	Three months ended June 30, 2025
In thousands	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$439,299	$61,318	$117,478
Operating costs	273,326	30,941	85,118
Selling, general and administrative expenses	122,341	15,483	20,862
Equity income in unconsolidated investees, net	(839)	—	—
Segment Adjusted EBITDA	$44,471	$14,894	$11,498
Segment Adjusted EBITDA margin(1)	10.1%	24.3%	9.8%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to TOTAL ADJUSTED EBITDA and NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. MARGIN and TOTAL ADJUSTED EBITDA MARGIN
(Unaudited)

Table No. 5	Three months ended June 30,
In thousands	2026	2025
Net income attributable to USA TODAY Co.	$9,125	$78,391
Provision (benefit) for income taxes	5,322	(87,472)
Net income attributable to noncontrolling interests	16	7
Interest expense	20,944	24,395
Loss on early extinguishment of debt	—	183
Depreciation and amortization	31,219	42,644
Integration and reorganization costs(1)	2,302	12,318
Asset impairments	—	181
Loss (gain) on sale or disposal of assets, net	294	(1,584)
Share-based compensation	2,502	2,082
Other (income) expense, net(2)	(14,838)	(6,908)
Total Adjusted EBITDA	$56,886	$64,237
Net income attributable to USA TODAY Co. margin	1.7%	13.4%
Total Adjusted EBITDA margin(3)	10.6%	11.0%
(1)    Integration and reorganization costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
(2)    Other (income) expense, net primarily reflected Google litigation costs (including related reimbursements) and other legal settlements, (gains) losses from the sale of investments, third-party debt costs, the components of net periodic pension and postretirement benefits other than service cost, and consulting fees related to a discrete initiative to reformulate our go-to-market strategy and post-sales processes.
(3)    Total Adjusted EBITDA margin is defined as Total Adjusted EBITDA divided by Total Revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO.
(Unaudited)

Table No. 6	Three months ended June 30,
In thousands	2026	2025
Net income attributable to USA TODAY Co.	$9,125	$78,391
Loss on early extinguishment of debt	—	183
Integration and reorganization costs	2,302	12,318
Third-party debt expenses and acquisition costs(1)	75	1,165
Asset impairments	—	181
Loss (gain) on sale or disposal of assets, net	294	(1,584)
Other items	(157)	(4,137)
Subtotal	11,639	86,517
Tax impact of above items	(613)	(2,055)
Adjusted net income attributable to USA TODAY Co.	$11,026	$84,462
(1)    Third-party debt expenses and acquisitions costs are included in Other (income) expense, net on the Consolidated statement of operations.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended June 30,
In thousands	2026	2025
Cash provided by operating activities	$35,351	$32,555
Capital expenditures	(15,782)	(15,058)
Third-party debt expenses	—	99
Free cash flow(1)	$19,569	$17,596
(1) For the three months ended June 30, 2026 and 2025, free cash flow was negatively impacted by interest paid of $22.5 million and $32.2 million, respectively, integration and reorganization costs of $4.2 million and $7.9 million, respectively, and other costs of $2.3 million and $3.3 million, respectively.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended June 30,
In thousands	2026	2025	% Change
Total revenues	$536,337	$584,861	(8.3)%
Currency impact	(898)	—
Exited operations(1)	—	(14,378)
Same store total revenues	$535,439	$570,483	(6.1)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended June 30,
In thousands	2026	2025	% Change
Digital revenues	$254,320	$265,435	(4.2)%
Currency impact	(698)	—
Exited operations(1)	—	(2,475)
Same store digital revenues	$253,622	$262,960	(3.6)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

USA TODAY CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended June 30,
In thousands, except ARPU	2026	2025	Change	% Change
Digital-only ARPU:
USA TODAY Media	$11.03	$7.92	$3.11	39%
Newsquest	$5.70	$6.01	$(0.31)	(5)%
USA TODAY Co.	$10.47	$7.79	$2.68	34%

Table No. 10	Three months ended June 30,
In thousands, except ARPU	2026	2025	Change	% Change
LocaliQ Core platform:
Core platform revenues	$106,308	$116,927	$(10,619)	(9)%
Core platform ARPU	$2,908	$2,830	$78	3%
Core platform average customer count	12.2	13.8	(1.6)	(12)%

Table No. 11	As of June 30,
In thousands	2026	2025	% Change
Digital-only paid subscriptions:
USA TODAY Media	1,287	1,597	(19)%
Newsquest	155	126	23%
Total USA TODAY Co.	1,442	1,723	(16)%